Exhibit 3.7

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Barbara K. Cegavske	20150456146-34
Barbara K. Cegavske	Filing Date and Time
Secretary of State	10/15/2015 2:12 PM
State of Nevada	Entity Number
E0536112010-6

Amendment to
Certificate of Designation
After Issuance of Class or Series
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY ● DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation
For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Medifirst Solutions, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

500,000 shares are hereby designated as Series A Preferred Stock with the rights, preferences and privileges as set forth in the attached Exhibit A which is incorporated herein.

5. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS Amend Designation - After
Revised: 1-5-15

EXHIBIT A

AMENDED CERTIFICATE OF DESIGNATION

OF

RIGHTS, PREFERENCES AND PRIVILEGES OF

SERIES A PREFERRED STOCK

MEDIFIRST SOLUTIONS, INC.

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of shares known as Preferred Stock, issuable from time to time;

WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such Series and to determine the designation thereof, or any of them;

WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority, to determine and fix the rights, preferences, privileges and restrictions relating to the Series B Convertible Preferred Stock and the number of shares constituting and the designation of the series;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions of the Preferred Stock as follows:

1.           Designation of Series. This series of Preferred Stock will be designated "Series A Preferred Stock."

2.           Number of Shares. The number of shares constituting the Series A Preferred Stock is 500,000 shares.

3.           Voting Rights. Except as otherwise required by law, the holders of the Series A Preferred Stock will have 2,000 vote for each share of Series A Preferred Stock issued and outstanding and shall vote as single class with the holders of Common Stock on all matters for which the holders of Common Stock are entitled to vote.

4.           Dividend Preference. The holders of shares of Series A Preferred Stock will not be entitled to receive dividends.

5.           Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock will not be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount equal to the consideration paid or deemed to have been paid for such share. If upon the occurrence of such event, the assets and funds so distributed among the holders of the Series A Preferred Stock is insufficient to permit the payment to such holders of the full above-described preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come -into existence, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

STATE OF NEVADA

BARBARA K. CEGAVSKE Secretary of State JEFFERY LANDERFELT Deputy Secretary for Commercial Recordings		Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4201 Telephone (775) 684-5708 Fax (775) 684-7138
OFFICE OF THE
SECRETARY OF STATE

ROBERT C LASKOWSKI		Job: C20151015-1559
October 15, 2015
NV

Special Handling Instructions:

AMENDED DESIGNATION FILED AND EMAILED 10/15/15 AJW

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20150456146-34	10/15/2015 2:12:29 PM	1	$175.00	$175.00
24 Hour Expedite	20150456146-34	10/15/2015 2:12:29 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	269811|15101596905917	$300.00
Total		$300.00
	Credit Balance:	$0.00

Job Contents:

File Stamped Copy(s):                1

ROBERT C LASKOWSKI

NV